 As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYNDRYL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	86-1185492
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address, including zip code, of Registrant’s principal executive offices)

Amended and Restated Kyndryl 2021 Long-Term Performance Plan

Kyndryl 2026 Employment Inducement Equity Incentive Plan

(Full title of the plans)

Andrew Bonzani, Esq.

General Counsel and Secretary
One Vanderbilt Avenue, 15th Floor
New York, New York 10017
212-896-2098
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 30, 2026, at the annual meeting of stockholders of Kyndryl Holdings, Inc. (the “Company”), the Company’s stockholders approved the Amended and Restated Kyndryl 2021 Long-Term Performance Plan (the “Amended A&R 2021 LTPP” and, prior to such amendment, the “A&R 2021 LTPP”). Among other things, the Amended A&R 2021 LTPP provides that the number of shares (the “Shares”) of Company common stock, $0.01 per share (“Common Stock”), which may be granted under the Amended A&R 2021 LTPP shall be increased by 7,600,000 Shares in addition to the 47,900,000 Shares that were previously authorized for issuance under the A&R 2021 LTPP.

Additionally, on July 30, 2026, the Board of Directors of the Company approved the Kyndryl 2026 Employment Inducement Equity Incentive Plan (the “Inducement Plan”). 1,700,000 Shares of Common Stock may be granted under the Inducement Plan to certain eligible individuals as an inducement to their entering into employment with the Company or its subsidiaries.

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering the additional 7,600,000 Shares authorized for issuance under the Amended A&R 2021 LTPP and the 1,700,000 Shares authorized for issuance under the Inducement Plan.

Pursuant to Section E of the General Instructions to Form S-8, the contents of the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 31, 2023 (File No. 333-273537), July 29, 2022 (File No. 333-266427) and October 21, 2021 (File No. 333-260412) are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed on May 29, 2026;

2.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed on August 5, 2026;

3.	The Company’s Current Reports on Form 8-K filed on May 6, 2026 (except with respect to Item 2.02), July 6, 2026 (except with respect to Item 7.01) and July 31, 2026; and

4.	The description of the Company’s common stock contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 filed on May 29, 2026.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock will be passed upon by Andrew Bonzani, Esq., General Counsel and Secretary of the Company. Mr. Bonzani is eligible to participate in the Amended A&R 2021 LTPP and the Inducement Plan.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of Kyndryl Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 4, 2021).
4.2	Amended and Restated Bylaws, effective January 25, 2023, of Kyndryl Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 27, 2023).
4.3	Amended and Restated Kyndryl 2021 Long-Term Performance Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 31, 2026)
4.4*	Kyndryl 2026 Employment Inducement Equity Incentive Plan
5.1*	Opinion of Andrew Bonzani, Esq.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Andrew Bonzani, Esq. (included in Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 5, 2026.

KYNDRYL HOLDINGS, INC. (Registrant)

By:	/s/ Martin J. Schroeter
Name:	Martin J. Schroeter
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By	/s/ Martin J. Schroeter	Chairman and Chief Executive Officer	August 5, 2026
	Martin J. Schroeter	(Principal Executive Officer)

By	/s/ Harsh Chugh	Interim Chief Financial Officer	August 5, 2026
	Harsh Chugh	(Principal Financial Officer)

By	/s/ Bhavna Doegar	Interim Corporate Controller	August 5, 2026
	Bhavna Doegar	(Principal Accounting Officer)

By	*	Director	August 5, 2026
Dominic J. Caruso

By	*	Director	August 5, 2026
John D. Harris II

By	*	Director	August 5, 2026
Stephen A.M. Hester

By	*	Director	August 5, 2026
Shirley Ann Jackson

By	*	Director	August 5, 2026
Janina Kugel

By	*	Director	August 5, 2026
Denis Machuel

By	*	Director	August 5, 2026
Rahul N. Merchant

By	*	Director	August 5, 2026
Jana Schreuder

By	*	Director	August 5, 2026
Howard I. Ungerleider

*By	/s/ Andrew Bonzani
Andrew Bonzani, Attorney-in-fact